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                                                                   Exhibit 10.55

                                              AMENDMENT TO EMPLOYMENT AGREEMENT

         FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") dated as of November __, 2002, by and between Lodgian, Inc., a Delaware corporation (the "Company"), and David Hawthorne (the "Executive"). Capitalized terms used herein but not otherwise defined herein shall have the meanings specified in the Employment Agreement between the foregoing parties, dated November 1, 2001 (the "Employment Agreement").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the parties hereto entered into the Employment Agreement; and

         WHEREAS, Section 13(c) of the Employment Agreement allows the parties to amend or modify the Employment Agreement by a written agreement executed by the parties thereto, and the parties hereto desire to amend the Employment Agreement as set forth herein;

         NOW, THEREFORE, IT IS AGREED:

         1.       Amendment.

         (a) Section 5 of the Employment Agreement shall be supplemented by inserting the following language at the end of such section:

                  "(d)     Termination by the Executive. If the Executive and
         the Company do not reach an agreement on (i) a new mutually satisfactory employment agreement and (ii) a long term incentive compensation agreement within six months from the effective date of the First Amended Joint Plan of Reorganization of Lodgian Inc., et al., dated November 1, 2002, then the Executive may, at his discretion, terminate his employment with the Company, and, in the event of such termination, the Company shall, within thirty (30) days after such termination, make a lump sum cash payment to the Executive in the amount equal to the sum of:

                           (i) the greater of (x) two times the Base Salary in effect on the date of such termination and (y) the Base Salary in effect on the date of such termination multiplied by the number of years remaining in the Employment Period (plus, if the remaining Employment Period includes a period of less than a full year, a pro rated amount of the Base Salary for the number of full months remaining in the Employment Period);

                           (ii) the Executive's Base Salary payable through the date of such termination to the extent not already paid;

                           (iii) the Executive's actual earned annual bonus for any completed fiscal year or period not theretofore paid;


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                           (iv)     reimbursement for any expenses for which the
                  Executive shall not have theretofore been reimbursed, as provided in Section 4; and

                           (v) the unpaid portion of any amounts earned by the Executive prior to the date of such termination pursuant to any benefit program in which the executive participated during the Employment Period, including without limitation any accrued vacation pay to the extent not theretofore paid."

         (b) Section 6(b)(A) of the Employment Agreement is hereby amended by deleting the current language and inserting the following in lieu thereof:

         "the greater of (x) two times the Base Salary in effect upon consummation of the Change of Control and (y) the Base Salary in effect upon consummation of the Change of Control multiplied by the number of years remaining in the Employment Period (plus, if the remaining Employment Period includes a period of less than a full year, a pro rated amount of the Base Salary for the number of full months remaining in the Employment Period);"

                  2. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party to this Amendment shall have received a counterpart hereof signed by the other party hereto.

                  3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws.

                  4. Agreement as Amended. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Employment Agreement. From and after the date hereof, all references to the Asset Purchase Agreement shall be deemed references to the Asset Purchase Agreement as amended and supplemented hereby.





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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first set forth above.


                                   LODGIAN, INC.


                                   By:
                                      ------------------------------------------
                                      Name:  Daniel E. Ellis
                                      Title:  Vice President and Secretary


                                   DAVID HAWTHORNE


                                   By:
                                      ------------------------------------------



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